Exhibit 99.1
Xylem Inc.
1 International Drive, Rye Brook N.Y. 10573
Tel +1.914.323.5700 Fax +1.914.323.5752

Contacts:	Media	Investors
	Houston Spencer +1 (914) 323-5723	Matt Latino +1 (914) 323-5821
	Houston.Spencer@xyleminc.com	Matthew.Latino@xyleminc.com

Xylem Reports First Quarter 2020 Results

•Reported net income of $38 million or $0.21 per share; adjusted net income of $42 million or $0.23 per share
•Organic revenue declined 8% in the first quarter, impacted by COVID-19; declined 9% on a reported basis
•Maintaining strong balance sheet, ~$1.7 billion of available liquidity

RYE BROOK, N.Y., May 5, 2020 – Xylem Inc. (NYSE: XYL), a leading global water technology company dedicated to solving the world’s most challenging water issues, today reported first quarter 2020 net income of $38 million, or $0.21 per share. Excluding the impact of restructuring, realignment and special charges, the Company delivered adjusted net income of $42 million or $0.23 per share in the quarter.

First quarter revenue was $1.1 billion, down 9 percent on a reported basis and 8 percent organically, largely driven by the impact of COVID-19, which we estimate to have been approximately -5 percent. Orders were down 4 percent on a reported basis and 2 percent, organically, and were net positive excluding estimated impacts of COVID-19. Reported operating margin in the quarter was 5.4 percent, down 340 basis points, and adjusted operating margin was 6.2 percent, down 460 basis points compared to the prior year largely due to the pandemic’s impact on demand, and a discrete warranty charge in the Measurement & Control Solutions business.

“From the time COVID-19 emerged, we have been supporting our customers as they deliver essential water and sanitation services at the heart of disease prevention and control,” said Patrick Decker, Xylem’s president and CEO. “Around the world, our team has done an outstanding job shoring up our supply chain to ensure the continuity of essential services in their communities.”

“We are serving utilities’ mission-critical applications from a position of financial strength, and have maintained robust liquidity while also taking early action to reduce spending,” continue Decker. “Now, we are re-shaping our cost profile and re-focusing our investments on the capabilities that will maximize our and our customers’ resilience as we emerge from this pandemic. These actions will enhance our competitiveness, and further differentiate our portfolio of products and solutions, positioning Xylem to out-perform over the medium and long term."

Outlook
Xylem withdrew 2020 guidance on March 31, 2020 due to the uncertainties caused by COVID-19. Xylem is not yet reinstating full-year guidance, but is providing organic revenue outlook for the second quarter to be down 20 to 30 percent driven by the impact of COVID-19. To mitigate the impact of anticipated COVID-19 related volume declines, Xylem identified approximately $100 million in immediate spending reductions for the year. The Company plans to take further permanent structural actions to re-shape its cost profile and reprioritize its investments around the capabilities that will enable its customers to be more resilient emerging from the COVID-19 crisis.

First Quarter Segment Results

Water Infrastructure
Xylem’s Water Infrastructure segment consists of its portfolio of businesses serving wastewater transport and treatment, clean water delivery, and dewatering.
•First quarter 2020 revenue was $438 million, down 7 percent organically compared with first quarter 2019. Double-digit organic decline in the Industrial end-market was affected by COVID-19 impacts and Dewatering sales and rental into construction and oil and gas applications.
•First quarter reported operating income for the segment was $39 million. Adjusted operating income for the segment, which excludes $5 million of restructuring and realignment costs, was $44 million. Reported operating margin for the segment was 8.9 percent, down 170 basis points versus prior year. Adjusted operating margins of 10.0 percent were down 240 basis points versus prior year from inflation, unfavorable mix and volume declines partially offset by strong productivity and modest price realization.

Applied Water
Xylem’s Applied Water segment consists of its portfolio of businesses in industrial, commercial building, and residential applications.
•First quarter 2020 Applied Water revenue was $338 million, a 10 percent decline organically year-over-year, driven by market softness. There were declines in all major geographic regions, with double-digit declines in Emerging Markets and Western Europe.
•First quarter reported operating income for the segment was $47 million and adjusted operating income, which excludes $2 million of restructuring and realignment costs, was $49 million. The segment’s reported operating margin was 13.9 percent, down 90 basis points versus prior year, and adjusted operating margin was 14.5 percent, down 110 basis points versus prior year. Margin contraction was driven by inflation as well as volume decline from COVID-19 partially offset by strong productivity.

Measurement & Control Solutions
Xylem’s Measurement & Control Solutions segment consists of its portfolio of businesses in smart metering, network technologies, advanced infrastructure analytics and analytic instrumentation.
•First quarter 2020 Measurement & Control Solutions revenue was $347 million, down 7 percent organically versus the prior year.
•The business incurred a warranty charge of $15 million, in the quarter, due to a firmware issue limited to a specific set of customers in North America, which is now being quickly resolved.
•Reported operating income for the segment was -$12 million, and adjusted operating income, which excludes $2 million of restructuring and realignment costs, was -$10 million. The segment reported operating margin was -3.5 percent, down 780 basis points versus prior year. Adjusted operating margin contracted to -2.9 percent driven by a 430 basis point impact from the warranty charge, and unfavorable volume and mix impacts from COVID-19.

Supplemental information on Xylem’s first quarter 2020 earnings and reconciliations for certain non-GAAP items is posted at www.xylem.com/investors.

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About Xylem
Xylem (XYL) is a leading global water technology company committed to solving critical water and infrastructure challenges with technological innovation. Our more than 16,000 diverse employees delivered revenue of $5.25 billion in 2019. We are creating a more sustainable world by enabling our customers to optimize water and resource management, and helping communities in more than 150 countries become water-secure. Join us at www.xylem.com.

Forward-Looking Statements
This press release contains information that may constitute “forward-looking statements" within the meaning of the Private Securities Litigation Act of 1995. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Generally, the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “forecast,” “believe,” “target,” “will,” “could,” “would,” “should” and similar expressions identify forward-looking statements. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. These forward-looking statements include any statements that are not historical in nature, including any statements about the capitalization of the Company, the Company’s restructuring and realignment, future strategic plans and other statements that describe the Company’s business strategy, outlook, objectives, plans, intentions or goals. All statements that address operating or financial performance, events or developments that we expect or anticipate will occur in the future - including statements relating to orders, revenues, operating margins and earnings per share growth, and statements expressing general views about future operating results - are forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements. Many of these risks and uncertainties are currently amplified by and may continue to be amplified by, or in the future may be amplified by, the novel coronavirus (COVID-19) pandemic.

Factors that could cause results to differ materially from those anticipated include: overall economic and business conditions; uncertainty of the magnitude, duration, geographic reach and impact on the global economy of the COVID-19 pandemic; the current, and uncertain future, impact of the COVID-19 pandemic on our business, growth, projections, financial condition, operations, cash flows, and liquidity, including the impact of adverse economic conditions caused by the COVID-19 pandemic on our performance or customer markets; actual or potential other epidemics, pandemics or global health crises; geopolitical and other risks associated with our international operations, including military actions, protectionism, economic sanctions or trade barriers including tariffs and embargoes that could affect customer markets and our business, and non-compliance with laws, including foreign corrupt practice laws, data privacy, export and import laws and competition laws; potential for unexpected cancellations or delays of customer orders in our reported backlog; our exposure to fluctuations in foreign currency exchange rates; disruption, competition and pricing pressures in the markets we serve; industrial, governmental and private sector spending; the strength of housing and related markets; weather conditions; ability to retain and attract talent and key members of management; our relationship with and the performance of our supply chain including channel partners; our ability to successfully identify, complete and integrate acquisitions; our ability to borrow or to refinance our existing indebtedness and availability of liquidity sufficient to meet our needs; uncertainty from the expected discontinuance of LIBOR and transition to any other interest rate benchmark; changes in the value of goodwill or intangible assets; risks relating to product defects, product security, product liability and recalls; claims or investigations by governmental or regulatory bodies; cybersecurity attacks, breaches or other disruptions of information technology systems on which we rely; our sustainability initiatives; litigation and contingent liabilities; and other factors set forth under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 ("2019 Annual Report") and with subsequent filings we make with the Securities and Exchange Commission ("SEC").

All forward-looking statements made herein are based on information currently available to the Company as of the date of this Report. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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XYLEM INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENTS (Unaudited)
(in millions, except per share data)

For the three months ended March 31,	2020	2019
Revenue	$1,123	$1,237
Cost of revenue	714	763
Gross profit	409	474
Selling, general and administrative expenses	297	303
Research and development expenses	49	51
Restructuring and asset impairment charges	2	11
Operating income	61	109
Interest expense	16	18
Other non-operating (expense) income, net	(3)	2
Gain from sale of business	—	1
Income before taxes	42	94
Income tax expense	4	15
Net income	$38	$79
Earnings per share:
Basic	$0.21	$0.44
Diluted	$0.21	$0.43
Weighted average number of shares:
Basic	180.2	179.7
Diluted	181.3	181.1

XYLEM INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(in millions, except per share amounts)

	March 31, 2020	December 31, 2019

ASSETS
Current assets:
Cash and cash equivalents	$739	$724
Receivables, less allowances for discounts, returns and doubtful accounts of $29 and $35 in 2020 and 2019, respectively	975	1,036
Inventories	573	539
Prepaid and other current assets	175	151
Total current assets	2,462	2,450
Property, plant and equipment, net	628	658
Goodwill	2,790	2,839
Other intangible assets, net	1,141	1,174
Other non-current assets	570	589
Total assets	$7,591	$7,710
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$506	$597
Accrued and other current liabilities	619	628
Short-term borrowings and current maturities of long-term debt	459	276
Total current liabilities	1,584	1,501
Long-term debt	2,031	2,040
Accrued postretirement benefits	433	445
Deferred income tax liabilities	315	310
Other non-current accrued liabilities	407	447
Total liabilities	4,770	4,743
Stockholders’ equity:
Common Stock – par value $0.01 per share:
Authorized 750.0 shares, issued 194.4 shares and 193.9 shares in 2020 and 2019, respectively	2	2
Capital in excess of par value	2,004	1,991
Retained earnings	1,854	1,866
Treasury stock – at cost 14.5 shares and 13.7 shares in 2020 and 2019, respectively	(587)	(527)
Accumulated other comprehensive loss	(461)	(375)
Total stockholders’ equity	2,812	2,957
Non-controlling interest	9	10
Total equity	2,821	2,967
Total liabilities and stockholders’ equity	$7,591	$7,710

XYLEM INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(in millions)

For the three months ended March 31,	2020	2019
Operating Activities
Net income	$38	$79
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	29	29
Amortization	35	35
Share-based compensation	8	9
Restructuring and asset impairment charges	2	11
Gain from sale of business	—	(1)
Other, net	4	1
Payments for restructuring	(8)	(4)
Changes in assets and liabilities (net of acquisitions):
Changes in receivables	23	7
Changes in inventories	(54)	(25)
Changes in accounts payable	(68)	(17)
Other, net	(11)	(41)
Net Cash – Operating activities	(2)	83
Investing Activities
Capital expenditures	(51)	(69)
Acquisition of businesses, net of cash acquired	—	(5)
Other, net	3	(3)
Net Cash – Investing activities	(48)	(77)
Financing Activities
Short-term debt issued, net	193	50
Short-term debt repaid	(3)	—
Repurchase of common stock	(60)	(39)
Proceeds from exercise of employee stock options	5	4
Dividends paid	(48)	(44)
Net Cash – Financing activities	87	(29)
Effect of exchange rate changes on cash	(22)	2
Net change in cash and cash equivalents	15	(21)
Cash and cash equivalents at beginning of year	724	296
Cash and cash equivalents at end of period	$739	$275
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$12	$13
Income taxes (net of refunds received)	$8	$18

Xylem Inc. Non-GAAP Measures
Management reviews key performance indicators including revenue, gross margins, segment operating income and margins, orders growth, working capital and backlog, among others. In addition, we consider certain non-GAAP (or "adjusted") measures to be useful to management and investors evaluating our operating performance for the periods presented, and to provide a tool for evaluating our ongoing operations, liquidity and management of assets. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives, including but not limited to, dividends, acquisitions, share repurchases and debt repayment. Excluding revenue, Xylem provides guidance only on a non-GAAP basis due to the inherent difficulty in forecasting certain amounts that would be included in GAAP earnings, such as discrete tax items, without unreasonable effort. These adjusted metrics are consistent with how management views our business and are used to make financial, operating and planning decisions. These metrics, however, are not measures of financial performance under GAAP and should not be considered a substitute for revenue, operating income, net income, earnings per share (basic and diluted) or net cash from operating activities as determined in accordance with GAAP. We consider the following items to represent non-GAAP measures as well as the related reconciling items to the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP measures may not be comparable to similarly titled measures reported by other companies, to be key performance indicators:

“Organic revenue" and "Organic orders” defined as revenue and orders, respectively, excluding the impact of fluctuations in foreign currency translation and contributions from acquisitions and divestitures. Divestitures include sales of insignificant portions of our business that did not meet the criteria for classification as a discontinued operation. The period-over-period change resulting from foreign currency translation impacts is determined by translating current period and prior period activity using the same currency conversion rate.
“Constant currency” defined as financial results adjusted for foreign currency translation impacts by translating current period and prior period activity using the same currency conversion rate. This approach is used for countries whose functional currency is not the U.S. dollar.
“EBITDA” defined as earnings before interest, taxes, depreciation and amortization expense. “Adjusted EBITDA” reflects the adjustment to EBITDA to exclude share-based compensation charges, restructuring and realignment costs, gain or loss from sale of businesses and special charges.
"Adjusted Operating Income", "Adjusted Segment Operating Income", "Adjusted Net Income" and “Adjusted EPS” defined as operating income, segment operating income, net income and earnings per share, adjusted to exclude restructuring and realignment costs, gain or loss from sale of businesses, special charges and tax-related special items, as applicable.
"Adjusted Operating Margin" and "Adjusted Segment Operating Margin" defined as adjusted operating income and adjusted segment operating income divided by total revenue and segment revenue, respectively.
“Free Cash Flow” defined as net cash from operating activities, as reported in the Statement of Cash Flow, less capital expenditures, and "Free Cash Flow Conversion" defined as Free Cash Flow divided by net income, excluding the gain on sale of businesses and non-cash impairment charges. Our definitions of "free cash flow" and "free cash flow conversion" does not consider certain non-discretionary cash payments, such as debt.
“Realignment costs” defined as costs not included in restructuring costs that are incurred as part of actions taken to reposition our business, including items such as professional fees, severance, relocation, travel, facility set-up and other costs.
“Special charges" defined as costs incurred by the Company, such as acquisition and integration related costs, non-cash impairment charges and other special non-operating items, such as pension adjustments.
“Tax-related special items" defined as tax items, such as tax return versus tax provision adjustments, tax exam impacts, tax law change impacts, excess tax benefits/losses and other discrete tax adjustments.

Xylem Inc. Non-GAAP Reconciliation
Reported vs. Organic & Constant Currency Orders
($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)				Constant Currency
		(A)	(B)		(C)	(D)	(E)=B+C+D	(F) = E/A	(G) = (E - C) / A
	Orders	Orders	Change 2020 v. 2019	% Change 2020 v. 2019	Acquisitions/ Divestitures	FX Impact	Change Adj. 2020 v. 2019	% Change Adj. 2020 v. 2019
	2020	2019

Quarter Ended March 31
Xylem Inc.	1,261	1,315	(54)	-4%	—	23	(31)	-2%	-2%
Water Infrastructure	514	532	(18)	-3%	—	15	(3)	-1%	-1%
Applied Water	372	394	(22)	-6%	—	4	(18)	-5%	-5%
Measurement & Control Solutions	375	389	(14)	-4%	—	4	(10)	-3%	-3%

Xylem Inc. Non-GAAP Reconciliation
Reported vs. Organic & Constant Currency Revenue
($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)				Constant Currency
		(A)	(B)		(C)	(D)	(E) = B+C+D	(F) = E/A	(G) = (E - C) / A
	Revenue	Revenue	Change 2020 v. 2019	% Change 2020 v. 2019	Acquisitions / Divestitures	FX Impact	Change Adj. 2020 v. 2019	% Change Adj. 2020 v. 2019
	2020	2019

Quarter Ended March 31
Xylem Inc.	1,123	1,237	(114)	-9%	—	19	(95)	-8%	-8%
Water Infrastructure	438	482	(44)	-9%	—	12	(32)	-7%	-7%
Applied Water	338	379	(41)	-11%	—	3	(38)	-10%	-10%
Measurement & Control Solutions	347	376	(29)	-8%	—	4	(25)	-7%	-7%

Xylem Inc. Non-GAAP Reconciliation
Adjusted Operating Income
($ Millions)

	Q1
	2020	2019
Total Revenue
• Total Xylem	1,123	1,237
• Water Infrastructure	438	482
• Applied Water	338	379
• Measurement & Control Solutions	347	376
Operating Income
• Total Xylem	61	109
• Water Infrastructure	39	51
• Applied Water	47	56
• Measurement & Control Solutions	(12)	16
• Total Segments	74	123
Operating Margin
• Total Xylem	5.4%	8.8%
• Water Infrastructure	8.9%	10.6%
• Applied Water	13.9%	14.8%
• Measurement & Control Solutions	(3.5)%	4.3%
• Total Segments	6.6%	9.9%
Special Charges
• Total Xylem	—	4
• Water Infrastructure	—	—
• Applied Water	—	—
• Measurement & Control Solutions	—	4
• Total Segments	—	4
Restructuring & Realignment Costs
• Total Xylem	9	20
• Water Infrastructure	5	9
• Applied Water	2	3
• Measurement & Control Solutions	2	8
• Total Segments	9	20
Adjusted Operating Income
• Total Xylem	70	133
• Water Infrastructure	44	60
• Applied Water	49	59
• Measurement & Control Solutions	(10)	28
• Total Segments	83	147
Adjusted Operating Margin
• Total Xylem	6.2%	10.8%
• Water Infrastructure	10.0%	12.4%
• Applied Water	14.5%	15.6%
• Measurement & Control Solutions	(2.9)%	7.4%
• Total Segments	7.4%	11.9%

Xylem Inc. Non-GAAP Reconciliation
Adjusted Diluted EPS
($ Millions, except per share amounts)

	Q1 2020				Q1 2019
	As Reported	Adjustments		Adjusted	As Reported	Adjustments		Adjusted
Total Revenue	1,123	—		1,123	1,237	—		1,237
Operating Income	61	9	a	70	109	24	a	133
Operating Margin	5.4%			6.2%	8.8%			10.8%
Interest Expense	(16)	—		(16)	(18)	—		(18)
Other Non-Operating Income (Expense)	(3)	1	b	(2)	2	—		2
Gain/(Loss) from sale of business	—			—	1	(1)		—
Income before Taxes	42	10		52	94	23		117
Provision for Income Taxes	(4)	(6)	c	(10)	(15)	(8)	c	(23)
Net Income attributable to Xylem	38	4		42	79	15		94
Diluted Shares	181.3			181.3	181.1			181.1
Diluted EPS	$0.21	$0.02		$0.23	$0.43	$0.09		$0.52

Year-over-year currency translation impact on current year diluted EPS	$(0.01)	$(0.01)		$(0.02)
Diluted EPS at Constant Currency	$0.22	$0.03		$0.25

a	Restructuring & realignment costs of $9 million in 2020 and $20 million in 2019 and special charges of $4 million in 2019 ($1 million of acquisition related costs and $3 million of intangible asset Impairment).
b	Special charges consist of pension costs related to the UK pension plan that has been transferred to an annuity in 2020 as part of the planned buyout activities.
c	Net tax impact on restructuring & realignment costs of $2 million and $4 million in 2020 and 2019, respectively; $4 million of negative impact from tax related special benefit adjustments in each of 2020 and 2019.